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                                                                       Exhibit 5












                                  March 7, 1997






WAVEPHORE, INC.
3311 North 44th Street
Phoenix, Arizona 85018

      Re: Registration Statement on Form S-3

Gentlemen:

            We have acted as counsel to WavePhore, Inc., an Indiana corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration and sale from time to time of up to an aggregate of 964,100 shares of the Company's Common Stock, no par value per share (the "Shares"), underlying the Company's warrants issued as of September 10, 1996.

            In this regard, we have examined the Registration Statement and such documents, corporate records, and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

            In rendering the opinion expressed below, we have assumed that the signatures on all documents we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

            Based upon the foregoing, we advise you that in our opinion, when the following events have occurred:

            (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;

            (b) The registration and delivery of the certificate or certificates evidencing the Shares has occurred; and
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WAVEPHORE, INC.
March 7, 1997
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            (c) The Shares have been issued and sold in the manner specified in the Registration Statement and the Company has received the consideration therefor as described in the Registration Statement; then

      The Shares will be legally issued, fully-paid and nonassessable.

      The foregoing opinion is limited to the federal law of the United States of America and is based on the law in effect and facts in existence, on the date of this letter and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

      This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to this firm contained in the Registration Statement.

                                    Very truly yours,

                                    SNELL & WILMER L.L.P.